Exhibit 99.1

Microbot Medical Inc. Announces $10 Million Registered Direct Offering Priced At-the-Market under Nasdaq Rules

HINGHAM, Mass., December 27, 2019 – Microbot Medical Inc. (Nasdaq: MBOT), a medical device company specializing in the design and development of transformational micro-robotic medical technologies, today announced that it has entered into definitive agreements with certain institutional investors for the purchase in a registered direct offering of 952,383 shares of its common stock, at a purchase price per share of $10.50, priced at-the-market under Nasdaq rules.

The closing of the offering is expected to occur on or about December 30, 2019, subject to the satisfaction of customary closing conditions.

H.C. Wainwright & Co. is acting as the exclusive placement agent for the offering.

The gross proceeds to Microbot, before deducting placement agent fees and other offering expenses, are expected to be approximately $10 million. Microbot currently intends to use the net proceeds from this offering for the continuous development and regulatory activities for its SCS device for the treatment of hydrocephalus and NPH; continue the development of the Company’s LIBERTY robotic system, including its expansion through addition of complementary assets to it either through internal development, in-license or acquisitions; expand and develop additional applications deriving from its existing IP portfolio, either through internal development, in-license or acquisition; and for working capital and other general corporate purposes.

The shares of common stock are being offered by Microbot pursuant to a “shelf” registration statement on Form S-3 that was originally filed on March 31, 2017 and declared effective by the Securities and Exchange Commission (“SEC”) on April 14, 2017 and the base prospectus contained therein (File No. 333-217076). The offering of the shares of common stock is being made only by means of a prospectus supplement that forms a part of the registration statement. A final prospectus supplement and accompanying base prospectus relating to the shares of common stock being offered will be filed with the SEC. Electronic copies of the final prospectus supplement and accompanying base prospectus may be obtained, when available, on the SEC’s website at http://www.sec.gov or by contacting H.C. Wainwright & Co., LLC at 430 Park Avenue, 3rd Floor, New York, NY 10022, by phone at 646-975-6996 or e-mail at placements@hcwco.com.

This press release shall not constitute an offer to sell, or the solicitation of an offer to buy any of the securities described herein, nor shall there be any sale of these securities in any state or jurisdiction in which such an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

About Microbot Medical, Inc.

Microbot Medical Inc. (NASDAQ: MBOT) is a pre-clinical medical device company that specializes in transformational micro-robotic technologies, focused primarily on both natural and artificial lumens within the human body. Microbot’s current proprietary technological platforms provide the foundation for the development of a Multi Generation Pipeline Portfolio (MGPP).

Microbot Medical was founded in 2010 by Harel Gadot, Prof. Moshe Shoham, and Yossi Bornstein with the goals of improving clinical outcomes for patients and increasing accessibility through the use of micro-robotic technologies. Further information about Microbot Medical is available at http://www.microbotmedical.com.

Safe Harbor

Statements pertaining to the registered direct offering, timing, the amount and anticipated use of proceeds and statements pertaining to future financial and/or operating results, future growth in research, technology, clinical development, and potential opportunities for Microbot Medical Inc. and its subsidiaries, along with other statements about the future expectations, beliefs, goals, plans, or prospects expressed by management, constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 and the Federal securities laws. Any statements that are not historical fact (including, but not limited to statements that contain words such as “will,” “believes,” “plans,” “anticipates,” “expects” and “estimates”) should also be considered to be forward-looking statements. Forward-looking statements involve risks and uncertainties, including, without limitation, market conditions and the satisfaction of customary closing conditions, risks inherent in the development and/or commercialization of potential products, including LIBERTY, the outcome of its studies to evaluate the SCS and other existing and future technologies, uncertainty in the results of pre-clinical and clinical trials or regulatory pathways and regulatory approvals, need and ability to obtain future capital, and maintenance of intellectual property rights. Additional information on risks facing Microbot Medical can be found under the heading “Risk Factors” in Microbot Medical’s periodic reports filed with the Securities and Exchange Commission (SEC) and in the prospectus supplement related to the registered direct offering to be filed with the SEC, which are or will be available on the SEC’s web site at www.sec.gov. Microbot Medical disclaims any intent or obligation to update these forward-looking statements, except as required by law.

Investor Contact:

Michael Polyviou

EVC Group

mpolyviou@evcgroup.com

732-933-2754

Media Contact:

Erich Sandoval

Finn Partners

erich.sandoval@finnpartners.com

212-867-1762